Exhibit 99.2

POWER OF ATTORNEY

December 4, 2020

The undersigned hereby constitutes and appoints Craig L. Lukin of Roumell Asset Management, LLC (“Roumell”), and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Enzo Biochem, Inc. (the “Company”) directly or indirectly beneficially owned by Roumell or any of its affiliates (collectively, the “Roumell Group”). Such action shall include, but not be limited to:

1. preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including any amendment(s) thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by or filed pursuant to Sections 13(d), 14(a) or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC;

2. executing for and on behalf of the undersigned with respect to the Company, all Schedules 13D and 13G, proxy statements and related filings under Schedule 14A, and Forms 3, 4 and 5, and any amendment(s) thereto, in accordance with Sections 13(d), 14(a) and 16(a) of the Exchange Act and the rules thereunder;

3. executing for and on behalf of the undersigned all Indemnification Agreements, Joint Filing Agreements, or similar documents pursuant to which the undersigned shall agree to be a member of the Roumell Group, and any amendment(s) thereto;

4. doing and performing any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such document, completing and executing any amendment(s) thereto, and timely filing such schedules or forms with the SEC and any stock exchange or similar authority; and

5. taking any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Sections 13, 14 and 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Roumell Group or required to file any Schedules 13D or 13G, or Forms 3, 4, or 5, (including any amendment(s) thereto) with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/ James C. Roumell
James C. Roumell